SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 18, 2012
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania	333-166225	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities.

On August 18, 2012, Customers Bancorp, Inc. (the “Company”) closed on the sale of its voting common stock, par value $1.00 per share (“common stock”), as part of a private placement offering of up to 1,786,991 shares of the Company’s common stock, par value $1.00 per share, for an aggregate offering price of up to $25,000,000 (the “Private Placement”).  The Private Placement is being conducted on a best efforts basis with staggered closings, and the August 18, 2012 sale resulted in the aggregate Private Placement issuance of more than 1% of the Company’s issued and outstanding common stock, as last reported in the Company’s Form 10-Q filed August 14, 2012.  As of August 18, 2012, 361,688 shares of common stock had been sold for an aggregate purchase price of $5,060,000.

The Private Placement is being conducted pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder (“Regulation D”) since, among other things, the transactions do not involve a public offering and the securities are acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Offers and sales in the Private Placement are being made solely to persons qualifying as accredited investors as such term is defined by Rule 501 of Regulation D.

The securities offered will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Executive Vice President
and Chief Financial Officer

Date:           August 22, 2012